UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2005
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(515) 284-3000

Item 8.01	Other Events

On May 24, 2005, Meredith Corporation issued a news release announcing that it has reached an agreement in principle with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million. The related media conference call script is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

99

Conference call script of conversation with the media on May 24, 2005 concerning news release of the same date announcing the agreement in principle with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	May 24, 2005

Index to Exhibits

Exhibit Number	Item

99

Conference call script of conversation with the media on May 24, 2005 concerning news release of the same date announcing the agreement in principle with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million.